This instrument was prepared by, and when recorded should be returned to: Richard W. Astle Sidley Austin LLP One South Dearborn Street Chicago, Illinois 60603 SUPPLEMENTAL INDENTURE Dated as of December 21, 2022 COMMONWEALTH EDISON COMPANY to BNY MELLON TRUST COMPANY OF ILLINOIS and D.G. DONOVAN Trustees Under Mortgage Dated July 1, 1923, and Certain Indentures Supplemental Thereto Providing for Issuance of FIRST MORTGAGE 4.900% BONDS, SERIES 134 Due February 1, 2033 and FIRST MORTGAGE 5.300% BONDS, SERIES 135 Due February 1, 2053 4860-4915-2067v.3

1 THIS SUPPLEMENTAL INDENTURE, dated as of December 21, 2022, between COMMONWEALTH EDISON COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the “Company”) having an address at 10 South Dearborn Street, 49th floor, Chicago, Illinois 60603, party of the first part, BNY MELLON TRUST COMPANY OF ILLINOIS (formerly known as BNY Midwest Trust Company), a trust company organized and existing under the laws of the State of Illinois having an address at 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602, and D.G. DONOVAN, an individual having an address at 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602, as Trustee and Co-Trustee, respectively, under the Mortgage of the Company dated July 1, 1923, as amended and supplemented by Supplemental Indenture dated August 1, 1944 and the subsequent supplemental indentures hereinafter mentioned, parties of the second part (said Trustee being hereinafter called the “Trustee”, the Trustee and said Co-Trustee being hereinafter together called the “Trustees”, and said Mortgage dated July 1, 1923, as amended and supplemented by said Supplemental Indenture dated August 1, 1944 and subsequent supplemental indentures, being hereinafter called the “Mortgage”), W I T N E S S E T H: WHEREAS, the Company duly executed and delivered the Mortgage to provide for the issue of, and to secure, its bonds, issuable in series and without limit as to principal amount except as provided in the Mortgage; and WHEREAS, the Company from time to time has executed and delivered supplemental indentures to the Mortgage to provide for (i) the creation of additional series of bonds secured by the Mortgage, (ii) the amendment of certain of the terms and provisions of the Mortgage and (iii) the confirmation of the lien of the Mortgage upon property of the Company, such supplemental indentures that are currently effective and the respective dates, parties thereto and purposes thereof, being as follows: Supplemental Indenture Date Parties Providing For August 1, 1944 Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustee and Co- Trustee Amendment and restatement of Mortgage dated July 1, 1923 August 1, 1946 Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustee and Co- Trustee Confirmation of mortgage lien April 1, 1953 Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustee and Co- Trustee Confirmation of mortgage lien March 31, 1967 Company to Continental Illinois National Bank and Trust Company of Chicago and Edward J. Friedrich, as Trustee and Co- Trustee Confirmation of mortgage lien April 1, 1967 Company to Continental Illinois National Bank and Trust Company of Chicago and Edward J. Friedrich, as Trustee and Co- Trustee Amendment of Sections 3.01, 3.02, 3.05 and 3.14 of the Mortgage and issuance of First Mortgage 5-3/8% Bonds, Series Y

2 Supplemental Indenture Date Parties Providing For February 28, 1969 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien May 29, 1970 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien June 1, 1971 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien April 1, 1972 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien May 31, 1972 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien June 15, 1973 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien May 31, 1974 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien June 13, 1975 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien May 28, 1976 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien June 3, 1977 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien May 17, 1978 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien

3 Supplemental Indenture Date Parties Providing For August 31, 1978 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien June 18, 1979 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien June 20, 1980 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien April 16, 1981 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien April 30, 1982 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien April 15, 1983 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien April 13, 1984 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien April 15, 1985 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien April 15, 1986 Company to Continental Illinois National Bank and Trust Company of Chicago and M.J. Kruger, as Trustee and Co-Trustee Confirmation of mortgage lien January 13, 2003 Company to BNY Midwest Trust Company and D.G. Donovan, as Trustee and Co-Trustee Issuance of First Mortgage 3.700% Bonds, Series 99 and First Mortgage 5.875% Bonds, Series 100 February 22, 2006 Company to BNY Midwest Trust Company and D.G. Donovan, as Trustee and Co-Trustee Issuance of First Mortgage 5.90% Bonds, Series 103 March 1, 2007 Company to BNY Midwest Trust Company and D.G. Donovan, as Trustee and Co-Trustee Issuance of additional First Mortgage 5.90% Bonds, Series 103 December 20, 2007 Company to BNY Midwest Trust Company and D.G. Donovan, as Trustee and Co-Trustee Issuance of First Mortgage 6.45% Bonds, Series 107

4 Supplemental Indenture Date Parties Providing For September 17, 2012 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Section 15.06 of the Mortgage and issuance of First Mortgage 3.80% Bonds, Series 113 August 1, 2013 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Section 15.06 of the Mortgage and issuance of First Mortgage 4.60% Bonds, Series 114 January 2, 2014 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Section 15.06 of the Mortgage and issuance of First Mortgage 2.150% Bonds, Series 115 and First Mortgage 4.700% Bonds, Series 116 October 28, 2014 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Section 15.06 of the Mortgage and issuance of First Mortgage 3.10% Bonds, Series 117 February 18, 2015 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Section 15.06 of the Mortgage and issuance of First Mortgage 3.70% Bonds, Series 118 November 4, 2015 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Section 15.06 of the Mortgage and issuance of First Mortgage 4.350% Bonds, Series 119 June 15, 2016 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 2.550% Bonds, Series 120 and First Mortgage 3.650% Bonds, Series 121 August 9, 2017 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 2.950% Bonds, Series 122 and First Mortgage 3.750% Bonds, Series 123 February 6, 2018 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 4.000% Bonds, Series 124 July 26, 2018 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 3.700% Bonds, Series 125 February 7, 2019 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 4.000% Bonds, Series 126 October 29, 2019 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 3.200% Bonds, Series 127

5 Supplemental Indenture Date Parties Providing For February 10, 2020 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 2.200% Bonds, Series 128 and First Mortgage 3.000% Bonds, Series 129 February 16, 2021 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 3.125% Bonds, Series 130 August 2, 2021 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 2.750% Bonds, Series 131 February 23, 2022 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 3.150% Bonds, Series 132 and First Mortgage 3.850% Bonds, Series 133 WHEREAS, the respective designations, maturity dates and stated principal amounts of the bonds of each series presently outstanding under, and secured by, the Mortgage and the several supplemental indentures above referred to, are as follows: Designation Maturity Date Principal Amount First Mortgage 5.875% Bonds, Series 100 February 1, 2033 $ 253,600,000 First Mortgage 5.90% Bonds, Series 103 March 15, 2036 625,000,000 First Mortgage 6.45% Bonds, Series 107 January 15, 2038 450,000,000 First Mortgage 3.80% Bonds, Series 113 October 1, 2042 350,000,000 First Mortgage 4.60% Bonds, Series 114 August 15, 2043 350,000,000 First Mortgage 4.700% Bonds, Series 116 January 15, 2044 350,000,000 First Mortgage 3.10% Bonds, Series 117 November 1, 2024 250,000,000 First Mortgage 3.70% Bonds, Series 118 March 1, 2045 400,000,000 First Mortgage 4.350% Bonds, Series 119 November 15, 2045 450,000,000 First Mortgage 2.550% Bonds, Series 120 June 15, 2026 500,000,000 First Mortgage 3.650% Bonds, Series 121 June 15, 2046 700,000,000 First Mortgage 2.950% Bonds, Series 122 August 15, 2027 350,000,000 First Mortgage 3.750% Bonds, Series 123 August 15, 2047 650,000,000 First Mortgage 4.000% Bonds, Series 124 March 1, 2048 800,000,000 First Mortgage 3.700% Bonds, Series 125 August 15, 2028 550,000,000 First Mortgage 4.000% Bonds, Series 126 March 1, 2049 400,000,000 First Mortgage 3.200% Bonds, Series 127 November 15, 2049 300,000,000 First Mortgage 2.200% Bonds, Series 128 March 1, 2030 350,000,000 First Mortgage 3.000% Bonds, Series 129 March 1, 2050 650,000,000 First Mortgage 3.125% Bonds, Series 130 March 15, 2051 700,000,000 First Mortgage 2.750% Bonds, Series 131 September 1, 2051 450,000,000

6 Designation Maturity Date Principal Amount First Mortgage 3.150% Bonds, Series 132 March 15, 2032 300,000,000 First Mortgage 3.850% Bonds, Series 133 March 15, 2052 450,000,000 Total $10,628,600,000 WHEREAS, the Mortgage provides for the issuance from time to time thereunder, in series, of bonds of the Company for the purposes and subject to the limitations therein specified; and WHEREAS, the Company desires, by this Supplemental Indenture, to create additional series of bonds to be issuable under the Mortgage, such bonds to be designated “First Mortgage 4.900% Bonds, Series 134” (hereinafter called the “bonds of Series 134”) and “First Mortgage 5.300% Bonds, Series 135” (hereinafter called the “bonds of Series 135”), and the terms and provisions to be contained in the bonds of Series 134 and the bonds of Series 135, respectively, or to be otherwise applicable thereto to be as set forth in this Supplemental Indenture; and WHEREAS, the bonds of Series 134 and the Trustee’s certificate to be endorsed thereon and the bonds of Series 135 and the Trustee’s certificate to be endorsed thereon shall be substantially in the form of the General Form of Registered Bond Without Coupons and the form of the General Form of Trustee’s Certificate set forth in Section 3.05 of the Supplemental Indenture dated August 1, 1944 to the Mortgage with such appropriate insertions, omissions and variations in order to express the designation, date, maturity date, annual interest rate, record dates for, and dates of, payment of interest, denominations, terms of redemption and redemption prices, and other terms and characteristics authorized or permitted by the Mortgage or not inconsistent therewith; and WHEREAS, the Company is legally empowered and has been duly authorized by the necessary corporate action and by an order or orders of the Illinois Commerce Commission to make, execute and deliver this Supplemental Indenture and to create, as additional series of bonds of the Company, the bonds of Series 134 and the bonds of Series 135, and all acts and things whatsoever necessary to make this Supplemental Indenture, when executed and delivered by the Company and the Trustees, a valid, binding and legal instrument, and to make the bonds of Series 134 and the bonds of Series 135, when authenticated by the Trustee and issued as in the Mortgage and in this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Mortgage, as amended and supplemented, have been done and performed; NOW, THEREFORE, in consideration of the premises and of the sum of one dollar duly paid by the Trustees to the Company, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows: SECTION 1. Designation and Issuance of Bonds of Series 134 and Bonds of Series 135. The bonds of Series 134 shall, as hereinbefore recited, be designated as the Company’s “First Mortgage 4.900% Bonds, Series 134,” and shall be issued in the original aggregate principal amount of $400,000,000. The bonds of Series 135 shall, as hereinbefore recited, be designated as the Company’s “First Mortgage 5.300% Bonds, Series 135,” and shall be issued in the original aggregate principal amount of $575,000,000. Subject to the provisions of the Mortgage, additional bonds of Series 134 and bonds of Series 135 may be issued without limitation as to the aggregate principal amount thereof. SECTION 2. Form, Date, Maturity Dates, Interest Rates and Interest Payment Dates of Bonds of Series 134 and Bonds of Series 135. (a) The definitive bonds of Series 134 and bonds of Series 135 shall be in engraved, lithographed, printed or typewritten form and shall be registered bonds

7 without coupons; and such bonds and the Trustee's certificate to be endorsed thereon shall be substantially in the forms hereinbefore recited, respectively. The bonds of Series 134 and the bonds of Series 135 shall be dated as provided in Section 3.01 of the Mortgage, as amended by Supplemental Indenture dated April 1, 1967. (b) The bonds of Series 134 shall mature on February 1, 2033. The bonds of Series 135 shall mature on February 1, 2053. (c) The bonds of Series 134 shall bear interest at the rate of 4.900% per annum until the principal thereof shall be paid. The bonds of Series 135 shall bear interest at the rate of 5.300% per annum until the principal thereof shall be paid. (d) Interest on the bonds of Series 134 and the bonds of Series 135 shall be payable semi- annually on the first day of February and the first day of August in each year, commencing August 1, 2023. January 15 and July 15 in each year are hereby established as record dates for the payment of interest payable on the next succeeding interest payment dates, respectively. The interest on each bond of Series 134 and each bond of Series 135 so payable on any interest payment date shall, subject to the exceptions provided in Section 3.01 of the Mortgage, as amended by said Supplemental Indenture dated April 1, 1967, be paid to the person in whose name such bond is registered at the close of business on March 1 and September 1, as the case may be, next preceding such interest payment date. SECTION 3. Execution of Bonds of Series 134 and Bonds of Series 135. The bonds of Series 134 and the bonds of Series 135 shall be executed on behalf of the Company by its President or one of its Vice Presidents, manually or by facsimile signature, and shall have its corporate seal affixed thereto or a facsimile of such seal imprinted thereon, attested by its Secretary or one of its Assistant Secretaries, manually or by facsimile signature, all as may be provided by resolution of the Board of Directors of the Company. In case any officer or officers whose signature or signatures, manual or facsimile, shall appear upon any bond of Series 134 or any bond of Series 135 shall cease to be such officer or officers before such bond shall have been actually authenticated and delivered, such bond nevertheless may be issued, authenticated and delivered with the same force and effect as though the person or persons whose signature or signatures, manual or facsimile, appear thereon had not ceased to be such officer or officers of the Company. SECTION 4. Medium and Places of Payment of Principal of and Interest on Bonds of Series 134 and Bonds of Series 135; Transferability and Exchangeability. Both the principal of and interest on the bonds of Series 134 and the bonds of Series 135 shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and both such principal and interest shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, and such bonds shall be transferable and exchangeable, in the manner provided in Sections 3.09 and 3.10 of the Mortgage, at said office or agency. No charge shall be made by the Company to the registered owner of any bond of Series 134 or any bond of Series 135 for the transfer of such bond or for the exchange thereof for bonds of other authorized denominations, except, in the case of transfer, a charge sufficient to reimburse the Company for any stamp or other tax or governmental charge required to be paid by the Company or the Trustee. SECTION 5. Denominations and Numbering of Bonds of Series 134 and Bonds of Series 135. The bonds of Series 134 and the bonds of Series 135 shall be issued in the denomination of $2,000 and in such multiples of $1,000 as shall from time to time hereafter be determined and authorized by the Board of Directors of the Company or by any officer or officers of the Company authorized to make such

8 determination, the authorization of the denomination of any bond of Series 134 or any bond of Series 135 to be conclusively evidenced by the execution thereof on behalf of the Company. Bonds of Series 134 shall be numbered R-1 and consecutively upwards; and bonds of Series 135 shall be numbered R-1 and consecutively upwards. SECTION 6. Temporary Bonds of Series 134 and Bonds of Series 135. Until definitive bonds of Series 134 or definitive bonds of Series 135 are ready for delivery, there may be authenticated and issued in lieu of any thereof and subject to all of the provisions, limitations and conditions set forth in Section 3.11 of the Mortgage, temporary registered bonds without coupons of Series 134 or temporary registered bonds without coupons of Series 135, respectively. SECTION 7. Redemption of Bonds of Series 134 and Bonds of Series 135. (a) The bonds of Series 134 shall be redeemable, at the option of the Company, as a whole or in part, at any time prior to November 1, 2032 (three months prior to the maturity date of the bonds of Series 134) (the “Series 134 Par Call Date”) upon notice sent by the Company through the mail, postage prepaid, or electronically delivered (or otherwise transmitted in accordance with any depositary’s procedures) at least ten (10) days and not more than sixty (60) days prior to the date fixed for redemption, to the registered holder of each bond to be redeemed in whole or in part, addressed to such holder at his address appearing upon the registration books, at a redemption price equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the bonds of Series 134 matured on the Series 134 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus twenty (20) basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the bonds of Series 134 to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Series 134 Par Call Date, the Company may redeem the bonds of Series 134, in whole or in part, at any time and from time to time, upon notice sent by the Company through the mail, postage prepaid, or electronically delivered (or otherwise transmitted in accordance with any depositary’s procedures) at least ten (10) days and not more than sixty (60) days prior to the date fixed for redemption, to the registered holder of each bond to be redeemed in whole or in part, addressed to such holder at his address appearing upon the registration books, at a redemption price equal to 100% of the principal amount of the bonds of Series 134 being redeemed plus accrued and unpaid interest thereon to the redemption date. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the bonds of Series 134 or portions of the bonds of Series 134 called for redemption. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. (b) The bonds of Series 135 shall be redeemable, at the option of the Company, as a whole or in part, at any time prior to August 1, 2052 (six months prior to the maturity date of the bonds of Series 135) (the “Series 135 Par Call Date”) upon notice sent by the Company through the mail, postage prepaid, or electronically delivered (or otherwise transmitted in accordance with any depositary’s procedures) at least ten (10) days and not more than sixty (60) days prior to the date fixed for redemption,

9 to the registered holder of each bond to be redeemed in whole or in part, addressed to such holder at his address appearing upon the registration books, at a redemption price equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the bonds of Series 135 matured on the Series 135 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus twenty-five (25) basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the bonds of Series 135 to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Series 135 Par Call Date, the Company may redeem the bonds of Series 135, in whole or in part, at any time and from time to time, upon notice sent by the Company through the mail, postage prepaid, or electronically delivered (or otherwise transmitted in accordance with any depositary’s procedures) at least ten (10) days and not more than sixty (60) days prior to the date fixed for redemption, to the registered holder of each bond to be redeemed in whole or in part, addressed to such holder at his address appearing upon the registration books, at a redemption price equal to 100% of the principal amount of the bonds of Series 135 being redeemed plus accrued and unpaid interest thereon to the redemption date. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the bonds of Series 135 or portions of the bonds of Series 135 called for redemption. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. (c) For purposes of the foregoing Sections 7(a) and 7(b), the following terms shall have the meaning set forth below: “Par Call Date” means (i) the Series 134 Par Call Date, in the case of the bonds of Series 134, or (ii) the Series 135 Par Call Date, in the case of the bonds of Series 135. “Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs. The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity

10 on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date. If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. (d) In case the Company shall desire to exercise such right to redeem and pay off all or any part of such bonds of Series 134 or bonds of Series 135 as hereinbefore provided, it shall comply with all the terms and provisions of Article V of the Mortgage applicable thereto, and such redemption shall be made under and subject to the terms and provisions of Article V and in the manner and with the effect therein provided, but at the time or times and upon mailing or delivery of notice, all as hereinbefore set forth in this Section 7. No publication of notice of any redemption of any bonds of Series 134 or any bonds of Series 135 shall be required under Section 5.03(a) of the Mortgage. (e) Notwithstanding any provision of this Section 7, in the event the bonds of Series 134 or the bonds of Series 135 are registered in the name of DTC (as defined below) or its nominee, as provided in Section 8 hereof, any notice of redemption with respect to the bonds of Series 134 or bonds of Series 135 shall be delivered in accordance with the applicable procedures of DTC. SECTION 8. Book-Entry Only System. It is intended that the bonds of Series 134 and the bonds of Series 135 be registered so as to participate in the securities depository system (the “DTC System”) with The Depository Trust Company (“DTC”), as set forth herein. The bonds of Series 134 and the bonds of Series 135 shall be initially issued in the form of a fully registered bond or bonds in the name of Cede & Co., or any successor thereto, as nominee for DTC. The Company and the Trustees are authorized to execute and deliver such letters to or agreements with DTC as shall be necessary to effectuate the DTC System, including the Letter of Representations from the Company and the Trustees to DTC relating to the bonds of Series 134 and the bonds of Series 135 (the “Representation Letter”). In the event of any conflict between the terms of the Representation Letter and the Mortgage, the terms of

11 the Mortgage shall control. DTC may exercise the rights of a bondholder only in accordance with the terms hereof applicable to the exercise of such rights. With respect to bonds of Series 134 and the bonds of Series 135 registered in the name of DTC or its nominee, the Company and the Trustees shall have no responsibility or obligation to any broker-dealer, bank or other financial institution for which DTC holds such bonds from time to time as securities depository (each such broker-dealer, bank or other financial institution being referred to herein as a “Depository Participant”) or to any person on behalf of whom such a Depository Participant holds an interest in such bonds (each such person being herein referred to as an “Indirect Participant”). Without limiting the immediately preceding sentence, the Company and the Trustees shall have no responsibility or obligation with respect to: (i) the accuracy of the records of DTC, its nominee or any Depository Participant with respect to any ownership interest in the bonds of Series 134 or the bonds of Series 135, (ii) the delivery to any Depository Participant or any Indirect Participant or any other person, other than a registered owner of a bond of Series 134 or a bond of Series 135, of any notice with respect to the bonds of Series 134 or the bonds of Series 135, including any notice of redemption, (iii) the payment to any Depository Participant or Indirect Participant or any other person, other than a registered owner of a bond of Series 134 or a bond of Series 135, of any amount with respect to principal of, redemption premium, if any, on, or interest on, the bonds of Series 134 or the bonds of Series 135, or (iv) any consent given by DTC as registered owner. So long as certificates for the bonds of Series 134 or the bonds of Series 135 are not issued as hereinafter provided, the Company and the Trustees may treat DTC or any successor securities depository as, and deem DTC or any successor securities depository to be, the absolute owner of such bonds for all purposes whatsoever, including, without limitation, (1) the payment of principal and interest on such bonds, (2) giving notice of matters (including redemption) with respect to such bonds and (3) registering transfers with respect to such bonds. While a bond of Series 134 or a bond of Series 135 is in the DTC System, no person other than DTC or its nominee shall receive a certificate with respect to such bond. In the event that: (a) DTC notifies the Company that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by the Company within 90 days, (b) the Company determines that the beneficial owners of the bonds of Series 134 should be able to obtain certificated bonds and so notifies the Trustees in writing or (c) there shall have occurred and be continuing a completed default or any event which after notice or lapse of time or both would be a completed default with respect to the bonds of Series 134, the bonds of Series 134 shall no longer be restricted to being registered in the name of DTC or its nominee. In the case of clause (a) of the preceding sentence, the Company may determine that the bonds of Series 134 shall be registered in the name of and deposited with a successor depository operating a

12 securities depository system, as may be acceptable to the Company and the Trustees, or such depository's agent or designee, and if the Company does not appoint a successor securities depository system within 90 days, then the bonds may be registered in whatever name or names registered owners of bonds transferring or exchanging such bonds shall designate, in accordance with the provisions hereof. Notwithstanding any other provision of the Mortgage to the contrary, so long as any bond of Series 134 is registered in the name of DTC or its nominee, all payments with respect to principal of and interest on such bond and all notices with respect to such bond shall be made and given, respectively, in the manner provided in the Representation Letter. In the event that: (a) DTC notifies the Company that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by the Company within 90 days, (b) the Company determines that the beneficial owners of the bonds of Series 135 should be able to obtain certificated bonds and so notifies the Trustees in writing or (c) there shall have occurred and be continuing a completed default or any event which after notice or lapse of time or both would be a completed default with respect to the bonds of Series 135, the bonds of Series 135 shall no longer be restricted to being registered in the name of DTC or its nominee. In the case of clause (a) of the preceding sentence, the Company may determine that the bonds of Series 135 shall be registered in the name of and deposited with a successor depository operating a securities depository system, as may be acceptable to the Company and the Trustees, or such depository's agent or designee, and if the Company does not appoint a successor securities depository system within 90 days, then the bonds may be registered in whatever name or names registered owners of bonds transferring or exchanging such bonds shall designate, in accordance with the provisions hereof. Notwithstanding any other provision of the Mortgage to the contrary, so long as any bond of Series 135 is registered in the name of DTC or its nominee, all payments with respect to principal of and interest on such bond and all notices with respect to such bond shall be made and given, respectively, in the manner provided in the Representation Letter. SECTION 9. Legends. So long as the bonds of Series 134 are held by DTC, such bonds of Series 134 shall, and so long as the bonds of Series 135 are held by DTC, such bonds of Series 135 shall, bear the following legend: Unless this bond is presented by an authorized representative of the Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any bond issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by a person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein. SECTION 10. Confirmation of Lien. The Company, for the equal and proportionate benefit and security of the holders of all bonds at any time issued under the Mortgage, hereby confirms the lien of the Mortgage upon, and hereby grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants

13 and conveys unto the Trustees, all property of the Company and all property hereafter acquired by the Company, other than (in each case) property which, by virtue of any of the provisions of the Mortgage, is excluded from such lien, and hereby confirms the title of the Trustees (as set forth in the Mortgage) in and to all such property. Without in any way limiting or restricting the generality of the foregoing, there is specifically included within the confirmation of lien and title hereinabove expressed the property of the Company legally described on Exhibit A attached hereto and made a part hereof. SECTION 11. Amendment of Provisions of Mortgage. (a) Section 15.06 of the Mortgage shall be amended and restated to read in its entirety as follows: SECTION 15.06. The Trustee and any successor to the Trustee may resign and be discharged from the trusts created by this Mortgage by giving notice thereof in writing to the Company, specifying the date when such resignation shall take effect, and by giving notice thereof to the bondholders in the manner and to the extent provided under Section 15.10(c), and by publishing such notice at least once a week for three successive calendar weeks (the first such publication to be not less than thirty days nor more than sixty days prior to the effective date of such resignation) in one authorized newspaper in the City of Chicago, State of Illinois, and in one authorized newspaper in the Borough of Manhattan, The City of New York, State of New York. Subject to the provisions of Sections 15.04 and 15.05, such resignation shall take effect on the date specified in such notice unless previously a successor Trustee shall have been appointed as hereinafter provided, in which event such resignation shall take effect upon the appointment of such successor Trustee. The Co-Trustee and any successor to the Co-Trustee may resign at any time and be discharged from the trusts hereby created by giving the Trustee and the Company notice in writing of such resignation, specifying a date when such resignation shall take effect, which shall be at least thirty days after the giving of such notice. Such resignation shall, subject to the provisions of Sections 15.04 and 15.05, take effect on the date specified in such notice unless previously a successor trustee shall have been appointed as hereinafter provided, in which event such resignation shall take effect immediately upon the appointment of such a successor trustee. Either of the Trustees or any successor trustee may be removed at any time by the holders of a majority in principal amount of the bonds issued hereunder and at the time outstanding, upon payment to the trustee so removed of all moneys then due to it or him hereunder, by an instrument or concurrent instruments in writing, signed in duplicate by such holders. One copy shall be filed with the Company and the other with the trustee so removed. The Co-Trustee and any successor to the Co-Trustee may be removed at any time by an instrument in writing signed in duplicate by the Trustee, one copy of which shall be filed with the Company and the other delivered to the Co-Trustee so removed. In case at any time either of the Trustees or any successor trustee shall resign, die, be dissolved or be removed or otherwise shall become disqualified to act or incapable of acting, or in case control of the Trustee or of any successor trustee, or of its officers shall be taken over by any public officer or officers, a successor trustee may be appointed by the holders of a majority in principal amount of the bonds issued hereunder and at the time outstanding by an instrument or concurrent instruments in writing signed in duplicate by such holders, and filed, one copy with the retiring trustee and the other with the successor trustee, notification thereof being given to the Company by such successor trustee; but until a successor trustee shall be so appointed by the bondholders as herein authorized, the Company, by an instrument in writing, executed by order of the Board of Directors, shall in any such case appoint a successor to the Trustee and the Trustee shall, by an instrument in writing in any such case, appoint a successor to the Co-Trustee. Every such successor to the Trustee so appointed by the bondholders, by a court of competent jurisdiction

14 or by the Company shall be a bank or trust company in good standing organized and doing business under the laws of the United States or of any State, having an office in the United States of America, and (a) which shall be a corporation having a combined capital and surplus of not less than $5,000,000, (b) which shall be authorized under the laws of the jurisdiction of incorporation to exercise corporate trust powers, and (c) which shall be subject to supervision or examination by a Federal or State authority. If such successor Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, the combined capital and surplus of such successor Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Every such successor trustee appointed by the bondholders or by the Trustee in succession to the Co-Trustee shall always be an individual, a citizen of the United States of America, unless otherwise required by law. Anything hereinabove to the contrary notwithstanding, in case at any time the Co-Trustee, or any successor thereto, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of the Trustees hereunder shall, to the extent permitted by law, vest in and be exercised by the Trustee, without the appointment of a successor Co-Trustee. If in a proper case no appointment of a successor to the Trustee or of a successor to the Co- Trustee shall be made pursuant to the foregoing provisions of this Article XV within six months after a vacancy shall have occurred in the office of trustee, the holder of any bond or the retiring Trustee or Co-Trustee may apply to any court, State or Federal having jurisdiction to appoint a successor trustee, and such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor to the Trustee or to the Co-Trustee, as the case may be. (b) Section 15.01 of the Mortgage shall be amended to add the following new Sections 15.01(k), 15.01(l) and 15.01(m): (k) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. (l) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. (m) In the event that certificates for the bonds of a series are issued to registered holders of such bonds other than a securities depository, the Company agrees: (1) to cooperate with the Trustee in the determination of whether there are any United States tax withholding obligations in respect of payments to be made on those bonds under this Mortgage by providing the Trustee with information within the Company’s possession or control about the holders of those bonds or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has United States tax related obligations under applicable tax

15 laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), (2) the Trustee shall be entitled to make any withholding or deduction from payments otherwise payable to the holders of those bonds under this Mortgage to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (3) to hold harmless the Trustee for any losses it may suffer due to the actions the Trustee takes in respect of those bonds to comply with Applicable Law; provided that the Trustee has acted in good faith and has not been negligent in such compliance. (c) The holders of the bonds of Series 134 and holders of the bonds of Series 135 shall be deemed to have approved the amendments set forth in Sections 11(a) and 11(b); however, those amendments shall not become effective until such time as the amendments shall have received the requisite approvals under the provisions of the Mortgage. SECTION 12. Miscellaneous. The terms and conditions of this Supplemental Indenture shall be deemed to be a part of the terms and conditions of the Mortgage for any and all purposes. The Mortgage, as supplemented by said indentures supplemental thereto dated subsequent to August 1, 1944 and referred to in the recitals of this Supplemental Indenture, and as further supplemented by this Supplemental Indenture, is in all respects hereby ratified and confirmed. This Supplemental Indenture shall bind and, subject to the provisions of Article XIV of the Mortgage, inure to the benefit of the respective successors and assigns of the parties hereto. Although this Supplemental Indenture is dated as of December 21, 2022, it shall be effective only from and after the actual time of its execution and delivery by the Company and the Trustees on the date indicated by their respective acknowledgments hereto annexed. Notwithstanding anything to the contrary contained in the Mortgage, the maximum amount of indebtedness secured by the Mortgage shall not exceed 200% of the aggregate stated principal amount of the bonds of each series presently outstanding under, and secured by, the Mortgage, as set forth in the Recitals to this Supplemental Indenture, except to the extent such maximum amount may be adjusted by a subsequent recorded supplemental indenture (which adjustment, and the corresponding supplemental indenture, shall not require the consent or approval of the holders of any bonds then outstanding under the Mortgage, including the holders of the bonds of Series 134 and the bonds of Series 135). This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument. The recitals contained herein shall be taken as the statements of the Company, and the Trustees assume no responsibility for their correctness. The Trustees make no representations as to the validity or sufficiency of this Supplemental Indenture.

S-1 IN WITNESS WHEREOF, Commonwealth Edison Company has caused this Supplemental Indenture to be executed in its name by its Senior Vice President, Chief Financial Officer and Treasurer, and attested by its Assistant Secretary, and BNY Mellon Trust Company of Illinois, as Trustee under the Mortgage, has caused this Supplemental Indenture to be executed in its name by one of its Directors, and attested by one of its Vice Presidents, and D.G. Donovan, as Co-Trustee under the Mortgage, has hereunto affixed his signature, all as of the day and year first above written. COMMONWEALTH EDISON COMPANY By: /s/ Elisabeth Graham Elisabeth Graham Senior Vice President, Chief Financial Officer and Treasurer ATTEST: /s/ Elizabeth Hensen Elizabeth M. Hensen Assistant Secretary BNY MELLON TRUST COMPANY OF ILLINOIS By: /s/ Ann Dolezal Ann M. Dolezal Director ATTEST: /s/ D.G. Donovan D.G. Donovan Vice President /s/ D.G. Donovan D.G. Donovan

S-2 STATE OF ILLINOIS ) ) COUNTY OF COOK ) I, HELENE A. MINAGLIA, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that ELISABETH GRAHAM, Senior Vice President, Chief Financial Officer and Treasurer of Commonwealth Edison Company, an Illinois corporation, one of the parties described in and which executed the foregoing instrument, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Senior Vice President, Chief Financial Officer and Treasurer, and who is personally known to me to be Senior Vice President, Chief Financial Officer and Treasurer of said corporation, appeared before me this day in person and severally acknowledged that he signed, executed and delivered said instrument as his free and voluntary act as such Senior Vice President, Chief Financial Officer and Treasurer of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth. GIVEN under my hand and notarial seal this 21st day of December, A.D. 2022. /s/ Helene A. Minaglia Helene A. Minaglia Notary Public (NOTARIAL SEAL) My Commission expires April 14, 2023.

S-3 STATE OF ILLINOIS ) ) COUNTY OF COOK ) I, HELENE A. MINAGLIA, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that ELIZABETH M. HENSEN, Assistant Secretary of Commonwealth Edison Company, an Illinois corporation, one of the parties described in and which executed the foregoing instrument, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Assistant Secretary, and who is personally known to me to be Assistant Secretary of said corporation, appeared before me this day in person and severally acknowledged that she signed, executed and delivered said instrument as her free and voluntary act as such Assistant Secretary of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth. GIVEN under my hand and notarial seal this 21st day of December, A.D. 2022. /s/ Helene A. Minaglia Helene A. Minaglia Notary Public (NOTARIAL SEAL) My Commission expires April 14, 2023.

S-4 STATE OF ILLINOIS ) ) COUNTY OF COOK ) I, SAVAS APOSTOLAKIS, a Notary Public in and for the State aforesaid, DO HEREBY CERTIFY that ANN M. DOLEZAL, Director of BNY Mellon Trust Company of Illinois, a trust company organized under the laws of the State of Illinois, one of the parties described in and which executed the foregoing instrument, and D.G. Donovan, Vice President of said trust company, who are both personally known to me or proved to me on the basis of satisfactory identification to be the same persons whose names are subscribed to the foregoing instrument as such Director and Vice President, respectively, of said trust company, appeared before me this day in person and severally acknowledged that they signed, executed and delivered said instrument as their free and voluntary act as such Director and Vice President, respectively, of said trust company, and as the free and voluntary act of said trust company, for the uses and purposes therein set forth. GIVEN under my hand and notarial seal this 22nd day of December, A.D. 2022. /s/ Savas Apotolakis Savas Apotolakis Notary Public (NOTARIAL SEAL) My Commission expires 3/25/2026.

S-5 STATE OF ILLINOIS ) ) COUNTY OF COOK ) I, SAVAS APOSTOLAKIS, a Notary Public in and for the State aforesaid, DO HEREBY CERTIFY that D.G. DONOVAN, one of the parties described in and which executed the foregoing instrument, who is personally known to me or proved to me on the basis of sufficient identification to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, executed and delivered said instrument as his free and voluntary act for the uses and purposes therein set forth. GIVEN under my hand and notarial seal this 22nd day of December, A.D. 2022. /s/ Savas Apotolakis Savas Apostolakis Notary Public (NOTARIAL SEAL) My Commission expires 3/25/2026.

EXHIBIT A LEGAL DESCRIPTIONS [omiited]